Exhibit 99.2

ggCircuit, LLC

Consolidated Financial Statements

and Independent Auditors’ Report

December 31, 2020 and 2019

ggCircuit, LLC

INDEPENDENT AUDITORS’ REPORT

To the Members

of ggCircuit, LLC

We have audited the accompanying consolidated financial statements of ggCircuit, LLC (an Indiana Corporation) and Subsidiary (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and changes in members’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ggCircuit, LLC and Subsidiary as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Friedman LLP

Marlton, New Jersey

April 21, 2021

ggCircuit, LLC

Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets

Current assets:
Cash	$56,915	$246,736
Accounts receivable, net	158,416	86,563
Prepaid expenses	21,892	10,632

Total current assets	237,223	343,931

Equipment, net	8,860	13,483

Other assets:
Due from related party	-	55,000
Software development costs, net	171,126	194,405

Total assets	$417,209	$606,819

Liabilities and Members’ Equity (Deficit)

Current liabilities:
Revolving credit facility	$600,000	$-
Paycheck protection program loan	10,000	-
Note payable, member	200,000	-
Accounts payable and other liabilities	250,023	280,887
Accounts payable - related party	4,550	4,875
Deferred revenue	235,770	180,982

Total current liabilities	1,300,343	466,744

Noncurrent liabilities:
Long-term debt - EIDL	150,000	-

Total liabilities	1,450,343	466,744

Contingencies

Members’ equity (deficit)	(1,033,134)	140,075

Total liabilities and members’ equity (deficit)	$417,209	$606,819

See accompanying notes to the consolidated financial statements.

2

ggCircuit, LLC

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2020 and 2019

	2020	2019

Revenue, net:
Subscriptions, net	$667,767	$541,628
Subscriptions, net - related party	4,904	66,300
Consulting	668,253	783,685
Consulting - related party	9,600	27,000
Strategic partnership	632,100	369,990
Event management	-	31,535

Total revenue, net	1,982,624	1,820,138

Cost of revenue:
Support and maintenance	290,835	241,789
Support and maintenance - related party	-	57,600
Professional services	301,148	295,699
Professional services - related party	-	52,594
Web hosting	229,168	247,078
Event expense	-	11,366

Total cost of revenue	821,151	906,126

Gross profit	1,161,473	914,012

Operating expenses:
Sales, general, and administrative	805,422	555,380
Sales, general, and administrative - related party	187,500	535,197
Product research and development	917,402	960,854
Product research and development - related party	238,369	248,695
Depreciation and amortization	130,183	98,240

Total operating expenses	2,278,876	2,398,366

Other income (expense):
Gain on extinguishment of debt	75,750	-
Loss on write-off of advances to affiliate	(75,000)	-
Grant income	10,000	-
Interest expense - related party	(13,542)	-
Other expenses	(55,248)	-

Total other expense, net	(58,040)	-

Net loss	(1,175,443)	(1,484,354)

Other comprehensive income:

Foreign currency translation adjustment	2,234	6,499

Comprehensive loss	$(1,173,209)	$(1,477,855)

See accompanying notes to the consolidated financial statements.

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ggCircuit, LLC

Consolidated Statements of Changes in Members’ Equity (Deficit)

Years Ended December 31, 2020 and 2019

Balance, January 1, 2019 - 100,001 units issued and outstanding	$517,930

Contributions - 11,110 units issued	1,100,000
Net loss	(1,484,354)
Foreign currency translation adjustment	6,499

Balance, December 31, 2019 - 111,111 units issued and outstanding	140,075

Net loss	(1,175,443)
Foreign currency translation adjustment	2,234

Balance, December 31, 2020 - 111,111 units issued and outstanding	$(1,033,134)

See accompanying notes to the consolidated financial statements.

4

ggCircuit, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019

Cash flows from operating activities:
Net loss	$(1,175,443)	$(1,484,354)
Adjustments to reconcile net loss to net cash
used in operating activities:
Bad debt	29,400	22,890
Depreciation and amortization	130,183	98,240
Gain on extinguishment of debt	(75,750)	-
Write-off of advances to affiliate	75,000	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(101,253)	(75,911)
Accounts receivable - related party	-	11,000
Prepaid expenses	(11,260)	(294)
Increase (decrease) in:
Accounts payable and other liabilities	(28,630)	274,693
Accounts payable - related party	(325)	(24,767)
Deferred revenue	54,788	91,992

Net cash used in operating activities	(1,103,290)	(1,086,511)

Cash flows from investing activities:
Due from related party	(20,000)	(49,022)
Purchase of equipment	-	(13,868)
Payment of software development costs	(102,281)	(16,285)

Net cash used in investing activities	(122,281)	(79,175)

Cash flows from financing activities:
Borrowings from revolving credit facility	600,000	-
Proceeds from paycheck protection program loan	85,750	-
Borrowings from note payable, member	200,000	-
Borrowings on long-term debt	150,000	-
Member contributions	-	1,100,000

Net cash provided by financing activities	1,035,750	1,100,000

Net decrease in cash	(189,821)	(65,686)

Cash, beginning of year	246,736	312,422

Cash, end of year	$56,915	$246,736

Supplementary disclosure of cashflow information:
Interest paid	$13,542	$-

Noncash investing and financing activities:
Principal of paycheck protection program loan forgiven	$75,750	$-

See accompanying notes to the consolidated financial statements.

5

ggCircuit, LLC

Notes to Consolidated Financial Statements

1.	Description of Business

ggCircuit, LLC (ggCircuit) was organized as an Indiana limited liability company in March 2018 to provide software as a service (SaaS) and leading-edge solutions for the esports industry. ggCircuit offers proprietary software management and rewards platforms for esports gaming centers and connects player communities with publishers and product manufacturers. The Company’s Limited Liability Company Agreement (Operating Agreement) provides for two classes of common units (Units). The Company has authorization under the Operating Agreement to issue one million Units. As of December 31, 2020 and 2019, the Company had 111,111 Class A Units issued and outstanding. There were no Class B Units issued as of December 31, 2020 and 2019. Under the terms of the Operating Agreement, the term of the Company will continue perpetually unless sooner terminated as provided in the Operating Agreement. Under the terms of the Operating Agreement, a Member’s liability is limited to capital contributions previously made by such member and shall have no personal liabilities for the Company or each other.

ggCircuit Limited (GG Limited) is a private limited company under the registered office in Northern Ireland incorporated in July 2015. GG Limited provides SaaS services to esport centers worldwide. GG Limited is wholly-owned by ggCircuit.

In January 2021, the Company entered into a purchase agreement with Esports Entertainment Group, Inc. (Esports) whereby Esports can acquire all of the issued and outstanding membership units of the Company, making the Company a wholly owned subsidiary of Esports (see note 13).

2.	Liquidity and Going Concern

The Company has incurred substantial losses and cash used in operating activities since inception. For the year ended December 31, 2020 and 2019, the Company had a net loss of $1,175,443 and $1,484,354, respectively, and net cash used in operations of $1,103,290 and $1,086,511, respectively. As of December 31, 2020, the Company had a members’ deficit of $1,033,134. Management has entered into a Purchase Agreement with Esports (see Note 13). Esports is expected to provide the necessary liquidity required to pay for operating costs and continue to finance business activities. Additionally, the Esports advanced an aggregate of $600,000 (see note 7) for the year ended December 31, 2020, and an additional $600,000 upon execution of the purchase agreement (see note 13). Based on the cash generated from operations, available cash, and liquidity expected to be provided by Esports, the Company expects to have available funds to satisfy its current obligations to continue operations. However, management can not provide assurance that the transaction will close and as a result of these conditions (i.e., recurring operating losses), there is a substantial doubt of the Company’s ability to continue as a going concern for the next twelve months from the date of issuance of this report.

The outbreak of the 2019 coronavirus disease (COVID-19), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread, adversely affected workforces, economies, and financial markets globally. Due to outbreak of COVID-19, esports gaming centers have experienced negative effects and noticeable disruptions from COVID-19 related restrictions. The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and new information may emerge concerning the COVID-19 pandemic which may result in continued negative effects to the esports industry.

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ggCircuit, LLC

Notes to Consolidated Financial Statements

3.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of ggCircuit and GG Limited (collectively, the Company) and are prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Occasionally, balances may exceed the FDIC deposit insurance amount; that excess is uninsured. The Company did not have cash equivalents at December 31, 2020 and 2019.

Accounts Receivables

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within a set time period from the invoice date. Accounts receivable are stated at the amount management expects to collect on outstanding balances from customers.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. If actual collections experience changes, revision to the allowance may be required. Accounts are written off against the allowance when they are determined to be uncollectible based on management’s assessment of individual accounts. The allowance for doubtful accounts was $15,600 and $32,210 at December 31, 2020 and 2019, respectively. Bad debt expense was $29,400 and $22,890 for the years ended December 31, 2020 and 2019, respectively.

Prepaid Expenses

Prepaid expenses represent goods or services for which payment has been made but the goods have not been received or services have not been rendered.

Equipment

Equipment is recorded at cost and depreciated using the straight-line method over the assets’ estimated useful lives. Repair and maintenance costs are expensed as incurred. Estimated useful life for equipment was three years.

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ggCircuit, LLC

Notes to Consolidated Financial Statements

Software Development Costs

Costs incurred to develop software for internal-use are capitalized and amortized over the useful life of the software. Amortization of capitalized software development costs begins when the application is substantially complete and ready for its intended use. Amortization is computed using the straight-line method over the estimated economic life of the product which is estimated to be three years. Costs related to design or maintenance of internal-use software are expensed as incurred.

Long-lived Assets

Long-lived assets, including definite-life intangible assets, are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount to future undiscounted cash flows expected to be generated by the related asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount exceeds the estimated fair value of the asset. No impairment was recognized for long-lived assets for the years ended December 31, 2020 and 2019. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Income Taxes

ggCircuit is a limited liability company and has elected to be taxed as a partnership in accordance with provisions of the Internal Revenue Code. The members report their share of ggCircuit’s income or loss on their individual income tax return. Accordingly, ggCircuit does not provide for income taxes in the consolidated financial statements.

GG Limited is a private limited company subject to the tax jurisdiction of Northern Ireland. Under statutory requirements of Northern Ireland, GG Limited is subject to business tax on its profits. GG Limited provides for current and deferred tax liabilities and assets using an asset and liability approach, along with a valuation allowance as appropriate. Deferred income taxes arise from temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss and tax credit carryforwards, if any. Deferred income taxes are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The Company reviews its tax positions for uncertainty and records a provision for tax positions which may not be sustained based on their technical merits if examined by the taxing authorities. At December 31, 2020 and 2019, there were no matters requiring a provision for uncertain tax positions. The tax years 2018-2020 remain open to examination by the taxing jurisdictions to which the Company is subject.

8

ggCircuit, LLC

Notes to Consolidated Financial Statements

Revenue Recognition

The Company determines revenue recognition by:

●	Identifying the contract, or contracts, with a customer;
●	Identifying the performance obligations in each contract;
●	Determining the transaction price;
●	Allocating the transaction price to the performance obligations in each contract; and
●	Recognizing revenue when, or as, performance obligations are satisfied by transferring the promised goods or services.

Subscription Revenue, Net – revenue generated by subscription services through the Company’s cloud-based esport management platform provided to customers net of discounts and coupons. The Company’s primary performance obligation is to provide the customer access to the hosted platform. The Company recognizes subscription revenue ratably over the term of the contract, which can range from one month to one year in duration, beginning on the date the customer is provided access to the Company’s hosted software platform.

Consulting Revenue - revenue generated by services provided to customers to provide hardware and equipment, sourcing, training, planning, and technology implementation services. The Company considers hardware and equipment, and implementation services (sourcing, training, planning, and technology implementation services), and design of user interface as separate performance obligations. Revenue for hardware equipment and design of custom user interface is recognized at a point in time, upon delivery and completion. Implementation services are recognized over time, as services are performed.

Strategic Partnership Revenue - revenue generated from partnership contracts with strategic customers. The partnership contracts are negotiated agreements, which contain both licensing arrangements of intellectual property and development services, including fixed and variable components. The variability of revenue is driven by development plans and results of sales as specified by the partnership contract, which are known as of an invoice date. Partnership contracts generally do not have terms that extend beyond one year. The Company considers licensing arrangements and development services as separate performance obligations. Licensing revenues are recorded over time. Revenue associated with development is recognized over time, as labor is incurred.

Event Revenue - revenue generated from organized events are recognized over time as the events occur. Organized events are typically less then 30 days in length.

Contracts with Multiple Performance Obligations

Some of our contracts with customers contain multiple performance obligations. For these contracts, we account for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. We determine the standalone selling prices based on our overall pricing objectives, taking into consideration market conditions and other factors, including the value of our contracts, the SaaS sold, customer demographics, geographic locations, and the number and types of users within our contracts.

9

ggCircuit, LLC

Notes to Consolidated Financial Statements

Deferred Revenue

Deferred revenue primarily consists of customer payments received in advance of revenues being recognized from our subscription and strategic partnership contracts.

	December 31,
	2020	2019

Beginning of the year	$180,982	$88,990
Additions	1,115,774	780,792
Revenue recognized	(1,060,986)	(688,800)

End of the year	$235,770	$180,982

Practical Expedients

As permitted under ASU 2014-09 (and related ASUs), the Company has elected to use the following practical expedients that are available under Topic 606:

●	To recognize commission expense, an incremental cost of obtaining a contract, as an expense when incurred if the amortization period of the asset that would have been recognized is one year or less; and

●	To apply the revenue standard to a portfolio of contracts (or performance obligations) with similar characteristics, as it expects that the effects on the consolidated financial statements of applying this guidance to the portfolio would not differ materially from applying this guidance to the individual contracts.

●	The Company has elected the significant financing component practical expedients in applying Topic 606. Accordingly, the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

Sales Tax

The Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable.

10

ggCircuit, LLC

Notes to Consolidated Financial Statements

Concentrations of Business and Credit Risk

The Company reviews the credit history of customers before extending credit, monitors receivable balances closely, and establishes allowances for doubtful accounts based on specific customer risk, industry risks, historical trends, and other information. The Company does not require collateral for accounts receivables.

One customer accounted for 16% and 19% of the Company’s consolidated revenue in 2020 and 2019, respectively. Two customers accounted for 14% and 13% of the Company’s consolidated revenue in 2020. Two customers accounted for 18% and 27% of the Company’s consolidated accounts receivable at December 31, 2020, and 13% and 13% of the Company’s consolidated accounts receivable at December 31, 2019. One customer accounted for 21% of the Company’s consolidated accounts receivable at December 31, 2020. Three customers accounted for 18%, 14%, and 20% of the Company’s consolidated accounts receivable at December 31, 2019.

One related party vendor, Velocity 42 (see note 10), represented approximately 14% and 13% of total expenditures for the years ended December 31, 2020 and 2019, respectively.

Foreign Currency Translation

The British pound is the functional currency of GG Limited. The Company translates the functional currency into US dollars based on the current exchange rate at the end of the year for the balance sheet, and a weighted average rate for the year in the consolidated statements of operations and comprehensive loss. Translation adjustments of $4,603 and $2,370 are reflected as accumulated other comprehensive income in members’ equity (deficit) at December 31, 2020 and 2019, respectively.

Advertising Costs

The Company incurs advertising costs in the normal course of business, which are expensed as incurred. Advertising costs were $27,985 and $143,633 for the years ended December 31, 2020 and 2019, respectively and are included in sales, general, and administrative expense in the consolidated statements of operations.

Research and Development Costs

Expenditures for research and development activities relating to software development are expensed as incurred. Research and development costs were $1,155,771 and $1,209,549 for the years ended December 31, 2020 and 2019, respectively.

Variable Interest Entity

In accordance with Accounting Standards Codification 810, the Company considers entities affiliated with the Company through common ownership to be Variable Interest Entities (“VIE”). Under the consolidation guidance, the Company must make an evaluation of the entity to determine if they are required to be consolidated.

Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional

11

ggCircuit, LLC

Notes to Consolidated Financial Statements

Variable Interest Entity (continued)

subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i)the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

In October 2018, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (ASU 2018-17).

ASU 2018-17 permits a private company (the reporting entity) to elect an alternative not to apply variable interest entity (VIE) guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; (c) the legal entity under common control is not a public business entity: and (d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810.

The Company determined that Tilt, LLC, Velocity 42, iGames, and Helix eSports LLC met all of the criteria of the private company alternative and has elected not to evaluate the entity for potential consolidation.

Recently Issued Accounting Guidance

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, which includes the Company’s accounts receivables, certain financial instruments, and contract assets. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022, and requires a cumulative effect adjustment to the balance sheet as of the beginning of the first reporting period in which the guidance is effective. ASU 2016-13 will become effective for the Company on January 1, 2023. The Company is evaluating the new guidance and its impact, if any, on the accompanying consolidated financial statements.

4.	Accounts Receivable

	December 31,
	2020	2019

Accounts receivable	$174,016	$118,773
Allowance for doubtful accounts	(15,600)	(32,210)

	$158,416	$86,563

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ggCircuit, LLC

Notes to Consolidated Financial Statements

5.	Software Development Costs

	December 31,
	2020	2019

Software development costs	$410,775	$308,494
Less accumulated amortization	(239,649)	(114,089)

	$171,126	$194,405

Amortization expense was $125,560 and $97,855 for the years ended December 31, 2020 and 2019, respectively.

Estimated amortization expense in each of the succeeding years is as follows:

Years ending December 31,

2021	$120,692
2022	39,069
2023	11,365

$171,126

6.	Equipment

	December 31,
	2020	2019

Equipment	$13,868	$13,868
Less accumulated depreciation	(5,008)	(385)

	$8,860	$13,483

Depreciation expense was $4,623 and $385 in 2020 and 2019, respectively.

7.	Revolving Credit Facility

In September 2020, the Company entered into a letter of intent with a third-party (Esports) for the sale of all the stock and assets of the Company (see note 13). In conjunction with the acquisition, on September 22, 2020 (the effective date), the Company entered into an agreement with the acquirer of the Company for a revolving credit facility with maximum availability of

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ggCircuit, LLC

Notes to Consolidated Financial Statements

Revolving Credit Facility (continued)

$600,000 with interest rate of 0%. The credit facility matures the earlier of 12 months following the effective date or the date the transaction is completed or terminated. At December 31, 2020, the outstanding balance of the revolving credit facility was as $600,000.

8.	Long-term debt

In May 2020, ggCircuit entered into an Economic Injury Disaster Loan (EIDL) under the U.S. Small Business Administration (SBA) with a principal amount of $150,000. Interest on the loan accrues at 3.75% per annum. Commencing in June 2021, the loan is payable in monthly installments of $731 including principal and interest through May 2050. The loan is secured by substantially all of the Company’s assets and is guaranteed by the Company’s majority members. Proceeds of EIDL can only be used by the Company as working capital to alleviate economic injury in accordance with the terms of the EIDL agreement. Under the terms of the loan, if the Company changes ownership without SBA’s prior written consent, the loan will be considered to be in default and the SBA may a) require immediate payment of all amounts owing under this Note; b) have recourse to collect all amounts owing from any Borrower or Guarantor (if any); c) file suit and obtain judgment; d) take possession of any Collateral; or e) Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

In April 2020, in conjunction with the Program above, the Company was advanced $10,000 through the SBA’s COVID-19 EIDL program. The advance is a grant that provides emergency working capital to small businesses and does not require repayment.

Long-term debt matures as follows:

Years ending December 31,

2021	$-
2022	-
2023	2,550
2024	3,299
2025	3,425
Thereafter	140,726

Total	$150,000

9.	Paycheck Protection Program

In April 2020, the Company received funding pursuant to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) Paycheck Protection Program (the Program) in the amount of $85,750. Under the terms of the Program, recipients may be granted forgiveness for all or a portion of the funding if that amount is used for qualifying expenses as described in the CARES Act. The Company used the entire amount for qualifying expenses and met all other eligibility criteria for forgiveness

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ggCircuit, LLC

Notes to Consolidated Financial Statements

Paycheck Protection Program (continued)

in the Program. A portion of the loan in the amount of $75,750 was forgiven in November 2020. As such, the forgiveness was recognized as gain on extinguishment of debt in 2020. At December 31, 2020 the outstanding balance was $10,000 and was forgiven in 2021.

10.	Related Party Transactions

Related parties are entities affiliated with the Company through common ownership.

Tilt

In 2020 and 2019, the Company made $20,000 and $55,000, respectively, in advances to Tilt, LLC (Tilt), an entity owned by a member of the Company, primarily to accommodate financing needs of this related entity. The advance bears no interest. The balance receivable at December 31, 2019 was $55,000. In 2020, the $75,000 in advances to Tilt were written off. For the years ended December 31, 2020 and 2019, the Company incurred $37,500 and $221,710, respectively, in management fees from Tilt. In 2019, the Company incurred $83,194 in expenses for cost of sales services provided by Tilt.

Velocity 42

For the years ended December 31, 2020 and 2019, the Company incurred $238,369 and $248,695, respectively in product research and development expenses provided by Velocity 42, an entity with common ownership. For the years ended December 31, 2020 and 2019, the Company incurred $150,000 and $155,360, respectively, in management fees from Velocity 42. At December 31, 2020 and 2019, the Company had $4,550 and $4,875, respectively, due to Velocity 42.

iGames

The Company receives revenue for services provided to certain affiliates. Revenue is based on contractually agreed-upon rates and charged to affiliates based on services provided. For the year ended December 31, 2019, the Company provided services to iGames, a related party under common ownership, for services related to subscription and consulting services of $93,300. There were no related party revenues in 2020. In 2019, the Company incurred $75,000 in management fees provided by iGames. In 2019, the Company incurred $83,127 in sales, general, and administrative expenses provided by iGames. There were no management fees or sales, general, and administrative expenses provided by iGames in 2020.

Helix eSports LLC

The Company receives revenue for services provided to certain affiliates. Revenue is based on contractually agreed-upon rates and charged to affiliates based on services provided. For the year ended December 31, 2020, the Company provided services to Helix eSports LLC (Helix eSports), a related party under common ownership, for services related to subscription and consulting services of $14,504. There were no related party revenues from Helix eSports in 2019. For the year ended December 31, 2019, the Company incurred $27,000 in expenses for cost of sales provided by Helix eSports. There were no expenses incurred from Helix eSports for the year ended December 31, 2020.

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ggCircuit, LLC

Notes to Consolidated Financial Statements

Note Payable, Member

In April 2020, a member of the Company loaned funds to the Company. As of December 31, 2020, the outstanding balance was $200,000. The note accrues interest at 6.5% per annum and is payable at maturity on March 31, 2021. Upon maturity, if principal and interest are not paid in full, the loan is deemed to be in default and converts to a term loan with monthly payments of principal and interest through June 1, 2022. Interest on the term loan would be 10.5% per annum. Interest incurred during the year ended December 31, 2020 was $13,542. In March 2021, the loan was amended to extend the maturity date to July 1, 2021.

11.	Income Tax

Deferred tax assets were comprised of the following temporary differences at December 31:

	2020	2019

Net operating loss carryforwards	$32,991	$32,070
Less valuation allowance	(32,991)	(32,070)

	$-	$-

A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. The Company is in a cumulative loss position, which represents significant negative evidence for the Company to determine that a full valuation allowance be established against its deferred tax assets in its non-U.S. jurisdiction. The valuation allowance will offset assets associated with future tax deductions and carryforward items. Until an appropriate level of profitability is attained, a valuation allowance will be maintained on non-U.S. deferred tax assets. At December 31, 2020 and 2019, the Company had unused non-U.S. net operating loss carryforwards of approximately $170,000 which have indefinite carryforward periods.

12.	Contingencies

The Company is a party to various actions and claims arising in the ordinary course of business. In the opinion of management and legal counsel, these claims and actions, both individually and in the aggregate, can be resolved in a manner which will not result in a material liability.

13.	Subsequent Events

Subsequent events were evaluated through April 21, 2021, the date the consolidated financial statements were available to be issued.

In February 2021, the Company entered into a bank loan pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act’s Paycheck Protection Program (the Program) with principal

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ggCircuit, LLC

Notes to Consolidated Financial Statements

Subsequent Events (continued)

amounts of $85,750. Interest on the loan accrues at 1.0% per annum. The Company can apply for forgiveness of this loan. Under the terms of this loan, the borrower is in default if the Company changes ownership without prior consent of the lender. If there is a default, the lender may a) require immediate payment of all amounts owing under this Note; b) collect all amounts owing from any Borrower or Guarantor; c) file suit and obtain judgment; d) take possession of any Collateral; or e) sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement. Commencing in November 2021, the loan is payable in monthly installments of principal plus interest through February 2026. However, no assurance can be provided that the Company will in fact obtain forgiveness of the loan in whole or in part.

ggCircuit, LLC Purchase Agreement

On January 22, 2021, the Company entered into a purchase agreement whereby Esports can acquire from the members of the Company all of the issued and outstanding membership units of the Company (“GGC Units”), making the Company a wholly owned subsidiary of Esports (referred to as the “GGC Purchase Agreement”).

As consideration for the GGC Units, Esports agreed to pay the members of the Company $26,000,000 to be paid fifty percent (50%) in shares of Common Stock (the “GGC Share Consideration”) of Esports, and fifty percent (50%) in cash. The Closing under the GGC Purchase Agreement is subject to the simultaneous closing under a similar Purchase Agreement with Helix Holdings, LLC (Helix). The Closing is also subject to (i) the completion of the Fairness Opinion; (ii) an audit as of and for the two years ended December 31, 2020 of the Company; and (iii) the approval of Esports’ shareholders to the issuance of the GGC Share Consideration and Helix Share Consideration in satisfaction of NASDAQ Rule 5635(a).

The parties to the GGC Purchase Agreement may terminate the GGC Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and the Company of $43,000,000 and, based thereon, Esports is no longer willing to pay the GGC Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. Esports can also terminate the GGC Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of the Company, it is not satisfied, with the results thereof; (ii) the audit of the Company cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit is materially and adversely different from the financial information provided by the Company and the members of the Company to Esports prior to the execution of the GGC Purchase Agreement.

In connection with the negotiation of the GGC Purchase Agreement, Esports advanced an aggregate of $600,000 to the Company during 2020 (Esports Loan) (see Note 7). If the closing takes place on or prior to May 14, 2021, Esports will receive a full credit against the purchase price for the Esports Loan.

Upon execution of the GGC Purchase Agreement, Esports paid the Company an additional $600,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing takes place on or prior to April 30, 2021, Esports will receive a full credit against the GGC Purchase Price for the Operating Expense Payments. If the Closing takes place after April 30, 2021

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ggCircuit, LLC

Notes to Consolidated Financial Statements

ggCircuit, LLC Purchase Agreement (continued)

but prior to May 14, 2021, Esports will receive a 60% credit against the GGC Purchase Price for the Operating Expense Payments and the remaining 40% of the Operating Expense Payments will be forgiven. If Closing takes place after May 14, 2021, 50% of the Operating Expense Payments will be repayable to Esports and the remaining 50% of the Operating Expense Payments will be forgiven. If the transaction does not close, depending on the reason, a portion of the Esports Loan and the Operating Expense Payments may be forgiven.

The GGC Purchase Agreement contains customary representations, warranties, covenants, indemnification, and other terms for transactions of a similar nature.

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